FOR IMMEDIATE RELEASE
                                        For further information contact:
                                        William F. Keefe, Exec. VP & CFO
                                        (908) 859-9539

                                        Jill A. Pursell, Asst. VP & Secretary
                                        (908) 859-9559



                       VISTA ANNOUNCES STOCK BUY BACK PLAN


     Phillipsburg, New Jersey, August 21, 1998 --Vista Bancorp's (NASDAQ:VBNJ) board of directors has announced that it has authorized the company to purchase up to 100,000 shares in the aggregate of the company's common stock, in open market purchases from time to time in the discretion of the company's management to fund its dividend reinvestment plan.

     Vista intends to effect such purchases, if any, in compliance with the Rule 10b-18 under the Securities Exchange Act of 1934.


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Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, including the timely availability and acceptance of new products, the impact of competitive products and pricing, the management of growth, and the other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-Q for the period ended June 30, 1998.
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